Exhibit 99.1

Corsair Gaming to Report Q2 2022 Financial Results on August 4; Provides Preliminary Q2 2022 Results

Milpitas, CA, July 21, 2022 – Corsair Gaming, Inc. (Nasdaq: CRSR) (“Corsair” or the “Company”), a leading global provider and innovator of high-performance gear for gamers and content creators, today announced it will report its full financial results and hold its second quarter 2022 conference call at 2:00 p.m. Pacific Time on August 4, 2022. The Company also announced today its preliminary unaudited revenue was approximately $284 million, with preliminary unaudited adjusted EBITDA expected to be a loss between $10 million to $11 million, for the quarter ended June 30, 2022.

Andy Paul, Chief Executive Officer of Corsair, commented, “The first half of the year has been a challenging time, as we expected, with macro-economic headwinds affecting consumer spending on gaming gear, especially in Europe. This has caused a buildup of inventory both in our warehouses as well as in the retail channel, thus causing our channel partners to delay ordering while they clear this excess.

We have already taken actions to mitigate this and made substantial progress during the quarter to reduce inventory levels. We have also proactively taken actions to reduce operating expenses and taken some reserves against potential inventory overhangs. We are pleased to see recent upticks in activity from enthusiasts looking to build gaming PCs, which use our component products, and GPU cards are now generally readily available at attractive prices. In addition, our Amazon Prime Day results showed a promising start to Q3 and the second half of 2022.  Industry estimates for total Amazon Prime Day sales were up over 10% year-over-year, and Amazon sales for Corsair products during Prime week demonstrated very strong growth compared to last year, and in particular, components used to build gaming PCs showed sales growth of over 35%. We observed growth both in the U.S. and European markets.

Overall, we believe the self-built Gaming PC market will begin to accelerate in the second half of 2022 and with new higher power GPUs launching during the same period, we expect even stronger activity in 2023. We will discuss this in more detail at our earnings release on August 4, 2022.”

The foregoing forward-looking statements reflect our expectations as of today's date. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The definition of adjusted EBITDA as used in this press release is included below under the heading “Use of Non-GAAP Financial Measures.”

Second Quarter 2022 Conference Call and Webcast Information

Corsair will release its second quarter 2022 results and financial outlook after the Nasdaq close on Thursday, August 4, 2022, with its management hosting a conference call to discuss results at 2:00 p.m. Pacific Time that same day.

The 2:00 p.m. Pacific Time conference call will be accessible on Corsair’s Investor Relations website at https://ir.corsair.com, or by dialing 1-877-407-0784 (USA) or 1-201-689-8560 (International) with conference ID 13730682. A replay will be available approximately 2 hours after the live call ends on Corsair's Investor Relations website, or through August 11, 2022 by dialing 1-844-512-2921 (USA) or 1-412-317-6671 (International), with passcode 13730682.

About Corsair Gaming, Inc.

Corsair is a leading global developer and manufacturer of high-performance gear and technology for gamers, content creators, and PC enthusiasts. From award-winning PC components and peripherals to premium streaming equipment, smart ambient lighting and esports coaching services, Corsair delivers a full ecosystem of products that work together to enable everyone, from casual gamers to committed professionals, to perform at their very best.

Corsair also sells gear under its Elgato brand, which provides premium studio equipment and accessories for content creators, SCUF Gaming brand, which builds custom-designed controllers for competitive gamers, ORIGIN PC brand, a builder of custom gaming and workstation desktop PCs and laptops and Gamer Sensei brand, an esports coaching platform.

Forward Looking Statements

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Corsair’s expectations regarding its substantial progress during the quarter to reduce inventory levels, its belief that the self-built Gaming PC market will begin to accelerate in the second half of 2022, and its expectation of even stronger activity in 2023. Forward-looking statements are based on our management’s beliefs, as well as assumptions made by, and information currently available to them. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. Factors which may cause actual results to differ materially from current expectations include, but are not limited to: the impact the COVID-19 pandemic, including the potential end of the pandemic and the cessation of pandemic-related restrictions, will have on demand for our products as well as its impact on our operations and the operations of our manufacturers, retailers and other partners, and its impact on the economy overall, including capital markets; our ability to build and maintain the strength of our brand among gaming and streaming enthusiasts and our ability to continuously develop and successfully market new gear and improvements to existing gear; the introduction and success of new third-party high-performance computer hardware, particularly graphics processing units and central processing units as well as sophisticated new video games; fluctuations in operating results; the risk that we are not able to compete with competitors and/or that the gaming industry, including streaming and esports, does not grow as expected or declines; the loss or inability to attract and retain key management; the impact of global instability, such as the war between Russia and Ukraine, and any sanctions or other geopolitical tensions that may result therefrom; delays or disruptions at our or third-parties’ manufacturing and distribution facilities; currency exchange rate fluctuations or international trade disputes resulting in our gear becoming relatively more expensive to our overseas customers or resulting in an increase in our manufacturing costs; general economic conditions that adversely effect, among other things, the financial markets and consumer confidence and spending; and the other factors described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the Securities and Exchange Commission (SEC) and our subsequent filings with the SEC. Copies of each filing may be obtained from us or the SEC. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our preliminary unaudited results for the quarter ended June 30, 2022 are not final and are subject to change.  Our preliminary unaudited results for the quarter ended June 30, 2022 are also not necessarily indicative of our operating results for any future periods.

Use of Non-GAAP Financial Measures

To supplement the financial results presented in accordance with GAAP, this earnings release presents adjusted EBITDA. Adjusted EBITDA is an important financial performance measure for us, but is not financial measure as defined by GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation of or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that adjusted EBITDA helps us identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in such non-GAAP measures. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to the key financial metrics used by our management in our financial and operational decision-making. We also present adjusted EBITDA because we believe investors, analysts and rating agencies consider it useful in measuring our ability to meet our debt service obligations.

Our use of adjusted EBITDA may vary from that of others in our industry. Adjusted EBITDA should not be considered as an alternative to net revenue, operating income, net income, cash provided by operating activities, or any other measures derived in accordance with GAAP as measures of operating performance or liquidity.

We calculate adjusted EBITDA by adding back to GAAP net loss the acquisition accounting impact related to recognizing acquired inventory at fair value, inventory write-downs, non-cash charges related to impairment of long-lived assets, restructuring and debt modification costs, stock-based compensation, certain acquisition-related and integration-related expenses, intangible asset amortization, depreciation, interest expense and tax benefit.

We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view these non-GAAP financial measures in conjunction with the related GAAP financial measures.

Adjusted EBITDA as presented in this press was not reconciled to the comparable GAAP financial measure because such GAAP measure are not accessible on a forward-looking basis. We are unable to reconcile these forward-looking non-GAAP financial measures to the most directly comparable GAAP measures without unreasonable efforts because we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures for these periods but would not impact the non-GAAP measures. Such items may include stock-based compensation charges, acquisition-related expenses, depreciation and amortization and other items. The unavailable information could have a significant impact on our GAAP financial results.

Source: Corsair Gaming, Inc.

Investor Relations Contact:

Ronald van Veen

ir@corsair.com

510-578-1407

Media Contact:

David Ross

david.ross@corsair.com

+4411 8208 0542